EXHIBIT 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. REPORTS FOURTH QUARTER AND FISCAL

YEAR 2019 OPERATING RESULTS AND ANNOUNCES FINANCIAL AND STRATEGIC

ALTERNATIVES REVIEW

DURANGO, Colorado (May 29, 2019) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today reported its operating results for the three months and fiscal year ended February 28, 2019 (the “fourth quarter of FY2019” and “FY2019,” respectively). The Company franchises and operates gourmet chocolate and confection stores and self-serve frozen yogurt cafés, and manufactures an extensive line of premium chocolates and other confectionery products. The Company also announced that its Board of Directors is considering a range of financial and strategic alternatives to enhance shareholder value.

FY2019 DETAILS

●	Total revenue decreased 9.3 percent to $34.5 million during FY2019 compared to $38.1 million during the fiscal year ended February 28, 2018 (“FY2018”).

●	Same-store pounds of product purchased from the Company’s factory by franchisees and co-branded licensees decreased 0.5 percent during FY2019 compared to FY2018.

●

Net income decreased 24.5 percent to $2.2 million, or $0.38 per basic share and $0.37 per diluted share, during FY2019 compared to net income of $3.0 million, or $0.50 per basic share and diluted share, during FY2018.

●	Operating income decreased 42.4 percent to $3.0 million during FY2019, compared to operating income of $5.2 million during FY2018.

●	Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 23.4 percent to $5.5 million during FY2019 compared to $7.1 million during FY2018.

●	Factory sales decreased 7.2 percent during FY2019 compared to FY2018, primarily due to a 23.1 percent decrease in shipments of products to customers outside our network of franchised retail stores.

●

Royalty and marketing fees decreased 8.0 percent during FY2019, primarily due to a 9.1 percent decrease in the number of domestic franchised locations in operation (primarily yogurt locations) during FY2019 compared to FY2018.

●	Franchise fees decreased 50.9 percent during FY2019, primarily as a result of $359,000 in international license fees being recognized during FY 2018 with no comparable fees recognized during FY2019.

●

The Company’s franchisees and licensees opened one international Rocky Mountain Chocolate Factory licensed location, 10 domestic Rocky Mountain Chocolate Factory franchise locations, five co-branded Cold Stone Creamery locations, one international self-serve frozen yogurt café, and three domestic self-serve frozen yogurt cafés during FY2019.

●

On May 28, 2019, the Company announced that its 64th consecutive quarterly cash dividend in the amount of $0.12 per share will be paid on June 14, 2019 to shareholders of record at the close of business on June 4, 2019.

FINANCIAL AND STRATEGIC ALTERNATIVES REVIEW

In conjunction with conducting a comprehensive review of its business strategy, the Company is announcing that it is conducting a process to explore and evaluate strategic alternatives to maximize shareholder value and position the Company for long-term success. The Company has engaged North Point Advisors to act as its financial advisor and Perkins Coie LLP as legal counsel to assist with this review. The Company remains open to all strategic options that would enhance shareholder value for the long-term.

Financial and strategic alternatives may include, but are not limited to, a possible sale of the business. There is no specific time table for identifying potential transactions or transaction candidates and there is no assurance that any transaction will be completed. The Company does not intend to make any further comment regarding this process unless its Board of Directors has approved a specific course of action.

FOURTH QUARTER OPERATING RESULTS

Total revenue decreased 10.2 percent to $9.4 million during the fourth quarter of FY2019 compared to $10.5 million during the three months ended February 28, 2018 (the “fourth quarter of FY2018”).

Total factory sales decreased 6.7 percent to $7.0 million in the fourth quarter of FY2019 compared to $7.5 million in the fourth quarter of FY2018. The decrease was due primarily to a 24.1 percent decrease in shipments to customers outside the Company’s network of franchise retail locations. This change was primarily the result of a decrease in purchases by the Company’s largest customer. Factory gross margin decreased 880 basis points to 12.6 percent of factory sales in the fourth quarter of FY2019 compared to 21.4 percent in the fourth quarter of FY2018.

Retail sales declined 35.7 percent to $686,000 in the fourth quarter of FY2019 compared to $1,066,000 in the fourth quarter of FY2018. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations, partially offset by an increase in same-store sales at Company-owned stores and cafés. Same-store sales at all Company-owned stores and cafés increased 0.4 percent during the fourth quarter of FY2019 compared to the fourth quarter of FY2018.

Royalty and marketing fees decreased 7.7 percent to $1.7 million in the fourth quarter of FY2019 compared to $1.8 million in the fourth quarter of FY2018, primarily due to a 7.3 percent decrease in the number of domestic franchise stores and cafés in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s franchisees and licensees opened three Rocky Mountain Chocolate Factory franchised locations, one international U-Swirl licensed location and one Cold Stone Creamery co-branded location during the fourth quarter of FY2019. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 38.7 percent to $73,000 in the fourth quarter of FY2019 compared to $119,000 in the fourth quarter of FY2018, primarily as a result of a decrease in franchise fees associated with new domestic franchise store openings recognized during the fourth quarter of FY2018 compared to the fourth quarter of FY2019.

Income from operations decreased 58.9 percent in the fourth quarter of FY2019 to $504,000 compared to $1.2 million in the fourth quarter of FY2018.

The Company’s effective income tax rate in the fourth quarter of FY2019 was 22.5 percent compared with 60.9 percent in the fourth quarter of FY2018. This decrease was due to the one-time revaluation of deferred tax assets and liabilities to the lower enacted U.S. corporate tax rate of 21% under the Tax Cuts and Jobs Act recognized during the fourth quarter of FY2018.

Net income decreased 18.0 percent to $386,000, or $0.06 per basic and diluted share, in the fourth quarter of FY2019, compared to net income of $471,000, or $0.08 per basic and diluted share, in the fourth quarter of FY2018.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 35.0 percent for the fourth quarter of FY2019 to $1.1 million compared to $1.7 million for the fourth quarter of FY2018.

FY2019 OPERATING RESULTS

Total revenue decreased 9.3 percent to $34.5 million during FY2019 compared to $38.1 million during FY2018.

Total factory sales decreased 7.2 percent to $24.2 million in FY2019 compared to $26.1 million in FY2018. The decrease was due primarily to a 23.1 percent decrease in shipments to customers outside the Company’s network of franchise retail locations. This decrease was primarily the result of a change in purchases by the Company’s largest customer. Factory gross margins decreased 450 basis points to 19.9 percent of factory sales in FY2019 compared to 24.4 percent in FY2018.

Retail sales declined 17.7 percent to $3.4 million in FY2019 compared to $4.1 million in FY2018. This decrease in retail sales was primarily due to the closure of certain underperforming Company-owned locations, partially offset by an increase in same-store sales at Company-owned stores and cafés. Same-store sales at all Company-owned stores and cafés increased 1.4 percent during FY2019 compared to FY2018.

Royalty and marketing fees decreased 8.0 percent to $6.6 million in FY2019 compared to $7.2 million in FY2018, primarily due to a 9.1 percent decrease in the number of domestic franchise stores and cafés in operation (primarily yogurt locations) resulting from domestic store closures exceeding domestic store openings. The Company’s franchisees and licensees opened ten Rocky Mountain Chocolate Factory franchised locations, one international Rocky Mountain Chocolate Factory licensed location, five Cold Stone Creamery co-branded locations, three U-Swirl franchised cafés, and one international U-Swirl licensed location during FY2019. Complete lists of stores and cafés currently in operation are available on the Company’s websites at www.rmcf.com and www.u-swirlinc.com.

Franchise fees decreased 50.9 percent to $335,000 in FY2019 compared to $682,000 in FY2018, as a result of a decrease in franchise fees associated with new international license agreements recognized during FY2018 with no comparable fees recognized during FY2019.

Income from operations decreased 42.4 percent in FY2019 to $3.0 million compared to $5.2 million in FY2018.

The Company’s effective income tax rate in FY2019 was 24.3 percent compared with 42.2 percent in FY2018. This decrease was due to the one-time revaluation of deferred tax assets and liabilities to the lower enacted U.S. corporate tax rate of 21% under the Tax Cuts and Jobs Act recognized during FY2018 and the result of the lower enacted U.S. corporate tax rate of 21 percent under the Tax Cuts and Jobs Act realized during FY2019.

Net income decreased 24.5 percent to $2.2 million, or $0.38 per basic share and $0.37 per diluted share, in FY2019, compared to net income of $3.0 million, or $0.50 per basic and diluted share, in FY2018.

Adjusted EBITDA (a non-GAAP financial measure defined later in this release) decreased 23.4 percent in FY2019 to $5.5 million compared to $7.1 million for FY2018.

Non-GAAP Financial Measures

Adjusted EBITDA, a non-GAAP financial measure, is computed by adding depreciation and amortization, stock-based compensation expenses, and restructuring and acquisition-related charges to GAAP income from operations.

This non-GAAP financial measure may have limitations as an analytical tool, and this measure should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. The Company believes that adjusted EBITDA provides additional analytical information on the nature of ongoing operations excluding expenses not expected to recur in future periods, non-cash charges and variations in the effective tax rate among periods. For example, the Company believes that adjusted EBITDA is useful to investors because it provides a measure of operating performance and its ability to generate cash that is unaffected by non-cash accounting measures and non-recurring expenses. However, due to these limitations, the Company uses adjusted EBITDA as a measure of performance only in conjunction with GAAP measures of performance such as income from operations and net income. A reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure is included below.

Cash Dividends

On May 28, 2019, the Company announced that its 64th consecutive quarterly cash dividend of $0.12 per share will be paid on June 14, 2019 to shareholders of record at the close of business on June 4, 2019.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of May 28, 2019, the Company, through its subsidiaries and its franchisees and licensees operated 437 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 40 states, Canada, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company’s operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: changes in the confectionery business environment, seasonality, consumer interest in the Company’s products, general economic conditions, the success of the Company’s frozen yogurt business, receptiveness of the Company’s products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company’s actual results to differ from the forward-looking statements contained herein, please see the “Risk Factors” contained in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, please contact

Rocky Mountain Chocolate Factory, Inc. (970) 375-5678

(Financial Highlights Follow)

STORE INFORMATION

	New stores opened during
	the three months ended	Stores open as of
	February 28, 2019	February 28, 2019
United States
Rocky Mountain Chocolate Factory
Franchise Stores	3	183
Company-Owned Stores	0	2
Cold Stone Creamery	1	91
International License Stores	0	64
U-Swirl
Franchise Stores	0	96
Company-Owned Stores	0	4
International License Stores	1	2
Total	5	442

SELECTED BALANCE SHEET DATA

(in thousands)

(unaudited)

	February 28, 2019	February 28, 2018
Current Assets	$14,266	$15,571
Total Assets	$26,222	$28,941
Current Liabilities	$4,736	$8,208
Stockholder's Equity	$20,390	$19,557

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended February 28,		Three Months Ended February 28,
	2019	2018	2019	2018
Revenues
Factory sales	$6,976	$7,480	74.0%	71.2%
Royalty and marketing fees	1,695	1,835	18.0%	17.5%
Franchise fees	73	119	0.8%	1.1%
Retail sales	685	1,066	7.3%	10.2%
Total Revenues	9,429	10,500	100.0%	100.0%
		-
Costs and expenses
Cost of sales	6,350	6,269	67.3%	59.7%
Franchise costs	442	509	4.7%	4.8%
Sales and marketing	538	704	5.7%	6.7%
General and administrative	843	972	8.9%	9.3%
Retail operating	428	615	4.5%	5.9%
Depreciation and amortization, exclusive of depreciation and amortization expense of $141 and $135 included in cost of sales, respectively	274	204	2.9%	1.9%
Costs associated with Company-owned store closures		-	0.0%	0.0%
Total Costs and Expenses	8,875	9,273	94.1%	88.3%
		-
Income from operations	554	1,227	5.9%	11.7%
		-
Other income (expense)
Interest expense	(13)	(25)	-0.1%	-0.2%
Interest income	7	4	0.1%	0.0%
Other, net	(6)	(21)	-0.1%	-0.2%
		-
Income before income taxes	548	1,206	5.8%	11.5%
		-
Provision for income taxes	112	735	1.2%	7.0%
		-
Consolidated net income	436	471	4.6%	4.5%
		-
Basic Earnings Per Common Share	$0.06	$0.08

Diluted Earnings Per Common Share	$0.06	$0.08
		-
Weighted Average Common Shares Outstanding	5,948,864	5,903,436
		-
Dilutive Effect of Employee Stock Awards	33,003	77,628
		-
Weighted Average Common Shares Outstanding, Assuming Dilution	5,981,867	5,981,064

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

(unaudited)

	Twelve Months Ended February 28,		Twelve Months Ended February 28,
	2019	2018	2019	2018
Revenues
Factory sales	$24,179	$26,057	70.0%	68.4%
Royalty and marketing fees	6,647	7,225	19.2%	19.0%
Franchise fees	335	682	1.0%	1.8%
Retail sales	3,384	4,111	9.8%	10.8%
Total Revenues	34,545	38,075	100.0%	100.0%

Costs and expenses
Cost of sales	20,599	21,177	59.6%	55.6%
Franchise costs	1,981	2,098	5.7%	5.5%
Sales and marketing	2,211	2,489	6.4%	6.5%
General and administrative	3,432	3,905	9.9%	10.3%
Retail operating	1,935	2,389	5.6%	6.3%
Depreciation and amortization, exclusive of depreciation and amortization expense of $556 and $523 included in cost of sales, respectively	1,154	796	3.3%	2.1%
Costs associated with Company-owned store closures	227	-	0.7%	0.0%
Total Costs and Expenses	31,539	32,854	91.3%	86.3%
		-
Income from operations	3,006	5,221	8.7%	13.7%

Other income (expense)
Interest expense	(71)	(121)	-0.2%	-0.3%
Interest income	21	24	0.1%	0.1%
Other, net	(50)	(97)	-0.1%	-0.3%

Income before income taxes	2,956	5,124	8.6%	13.5%

Provision for income taxes (benefit)	717	2,160	2.1%	5.7%

Consolidated net income	2,239	2,964	6.5%	7.8%

Basic Earnings Per Common Share	$0.38	$0.50

Diluted Earnings Per Common Share	$0.37	$0.50

Weighted Average Common Shares Outstanding	5,931,431	5,884,337

Dilutive Effect of Employee Stock Awards	51,207	96,099

Weighted Average Common Shares Outstanding, Assuming Dilution	5,982,638	5,980,436

GAAP RECONCILIATION

ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended February 28,
	2019	2018	Change
GAAP: Income from Operations	$554	$1,227	-54.8%
Depreciation and Amortization	415	339
Stock-Based Compensation Expense	136	134
Costs associated with Company-owned store closures	-	-
Non-GAAP, adjusted EBITDA	$1,105	$1,700	-35.0%

	Twelve Months Ended February 28,
	2019	2018	Change
GAAP: Income from Operations	$3,006	$5,221	-42.4%
Depreciation and Amortization	1,710	1,319
Stock-Based Compensation Expense	520	592
Costs associated with Company-owned store closures	227	-
Non-GAAP, adjusted EBITDA	$5,463	$7,132	-23.4%